                                                             EXHIBIT NUMBER (11)
                                                             TO 1995 FORM 10-K

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS



                                                                                    For the Year Ended December 31,
                                                                        --------------------------------------------------------
                                                                            1995                   1994                 1993
                                                                        --------------        -------------        -------------
Computations Required by Regulation S-K
---------------------------------------

Primary Earnings Per Share
--------------------------

Net Income Applicable to Common Shares                                    $211,461,135         $174,917,377         $161,572,474
                                                                          ------------         ------------         ------------


Weighted Average Number of
     Common and Common Equivalent Shares Outstanding

          Common Shares                                                     55,368,671           53,866,513           53,019,436

          Diluted Effect of Common Equivalent Shares (A)

               Stock Options                                                   609,254              863,506            1,177,972

               Long Term Performance Stock Plan                                345,251              405,626              391,025

               Other                                                            14,741                8,569                1,500
                                                                          ------------         ------------         ------------

                                                                            56,337,917           55,144,214           54,589,933
                                                                          ============         ============         ============

 Net Income Per Common and Common Equivalent Share                               $3.75                $3.17                $2.96
                                                                                 -----                -----                -----


          (A) Determined by application of the treasury stock method.

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS



                                                                                    For the Year Ended December 31,
                                                                        --------------------------------------------------------
                                                                            1995                   1994                 1993
                                                                        --------------        -------------        -------------
Computations Required by Regulation S-K
---------------------------------------

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to Common Shares                                    $211,461,135         $174,917,377         $161,572,474

Add Back: Dividend on Series E Convertible Preferred Stock                   3,125,000            3,125,000            3,129,199
                                                                          ------------         ------------         ------------

                                                                          $214,586,135         $178,042,377         $164,701,673
                                                                          ============         ============         ============

Weighted Average Number of
     Common and Common Equivalent Shares Outstanding

          Common Shares                                                     55,368,671           53,866,513           53,019,436

          Diluted Effect of Common Equivalent Shares (A)

               Stock Options                                                 1,109,533              866,356            1,223,468

               Long Term Performance Stock Plan                                365,635              406,022              399,331

               Other                                                            20,124                8,664                1,754

          Other Potentially Dilutive Securities Equivalent Shares
            Assuming Conversion of Series E Convertible
            Preferred Stock                                                  1,204,820            1,204,820            1,204,820
                                                                          ------------         ------------         ------------

                                                                            58,068,783           56,352,375           55,848,809
                                                                          ============         ============         ============

 Net Income Per Common and Common Equivalent Share                               $3.70                $3.16                $2.95
                                                                                 -----                -----                -----

         (A) Determined by application of the treasury stock method.

                                       2